NYSE: CVA FEBRUARY 11, 2015 Fourth Quarter and Year End 2014 Earnings Conference Call Exhibit 99.2

Cautionary Statements All information included in this earnings presentation is based on continuing operations, unless otherwise noted. Forward-Looking Statements Certain statements in this presentation may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933 (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta and its subsidiaries, or general industry or broader economic performance in global markets in which Covanta operates or competes, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan," "believe," "expect," "anticipate," "intend," "estimate," "project," "may," "will," "would," "could," "should," "seeks," or "scheduled to," or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Covanta, include, but are not limited to, the risk that Covanta may not successfully grow its business as expected or close its announced or planned acquisitions or projects in development, and those factors, risks and uncertainties that are described in periodic securities filings by Covanta with the SEC. Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law. Note: All estimates with respect to 2015 and future periods are as of February 11, 2015. Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law. Non-GAAP Financial Measures We use a number of different financial measures, both United States generally accepted accounting principles (“GAAP”) and non-GAAP, in assessing the overall performance of our business. The non-GAAP financial measures of Adjusted EBITDA, Free Cash Flow and Adjusted EPS, as described and used in this earnings presentation, are not intended as a substitute or as an alternative to net income, cash flow provided by operating activities or diluted earnings per share as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP. In addition, our non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The presentations of Adjusted EBITDA, Free Cash Flow and Adjusted EPS are intended to enhance the usefulness of our financial information by providing measures which management internally use to assess and evaluate the overall performance of its business and those of possible acquisition candidates, and highlight trends in the overall business. In each case, a reconciliation to the nearest GAAP measure is provided. 2 February 11, 2015

2014 Summary (in millions, except EPS) FY 2013 FY 2014 FY 2014 Guidance (1) Revenue $1,630 $1,682 N/A Adjusted EBITDA $494 $474 $470 - $500 Free Cash Flow $245 $240 $170 - $210 Adjusted EPS $0.38 $0.39 $0.35 - $0.50 1) Reaffirmed guidance as of 10/22/2014. 3 February 11, 2015 (Unaudited) • Adjusted EBITDA within guidance range – Strong facility operating performance; record metal and special waste revenue – Lower end of range due to higher than expected Durham-York EfW facility construction costs • Free Cash Flow exceeded guidance range – Neutral working capital in 2014 vs. outflow expected in guidance • Key strategic wins position Covanta for long-term growth – Commenced construction of Dublin EfW facility – expected to come on-line late 2017 – New York MTS start-up and new Pinellas County, FL EfW operating contract will benefit 2015 and 2016 – Efficiency improvements on track to deliver $30 million of Adjusted EBITDA in 2015 • Raised dividend to $1.00 per share (annualized)

Waste Update

- **Client contracts:**
  - Executed contracts totaling ~4 million tons per year
    - Signed contract with Fairfax client to extend relationship in 2016 when facility converts to tip fee
    - Extended Onondaga and York service agreements
    - Extended and/or replaced tip fee contracts totaling over 2.5 million tons per year
  - Commenced operations under new 10-year service agreement for 3,150 TPD Pinellas County, FL facility
- **2014 EfW waste processing revenue vs. 2013:**
  - Same store price up $11 million (1.2%)
  - Same store volume up $6 million (0.6%)
  - Record special waste revenue: $71 million
- **Trends and outlook:**
  - Annual special waste revenue growth of ~10%
  - Tip fee contract transitions "mark-to-market" adverse impact of $15 to $20 million
  - Service fee contract transitions net adverse impact of ~$5 million to Adjusted EBITDA

(Unaudited)

North America EfW [(1)] (in millions, except price)	2013A	2014A	2015E
Waste & Service Revenue:			
Waste Processing	$912	$933	$925 - $955
Debt Service	35	21	12
Other [(2)]	9	7	5 - 10
Total	**$956**	**$961**	**$945 - $975**
Tons: [(3)]			
Contracted [(4)]	15.2	16.0	
Uncontracted	3.2	2.7	
Total	**18.4**	**18.7**	**19.3 - 19.5**
Revenue per Ton: [(5)]			
Contracted	$48.89	$48.65	
Uncontracted	$52.79	$57.22	
Average	**$49.57**	**$49.87**	**$48.00 - $49.00**

1) North America EfW results include only Energy-from-Waste assets.
2) Other includes service revenue not directly related to waste processing.
3) Excludes liquid waste.
4) Includes contracts at transfer stations from which waste is internalized.
5) Calculated for waste and service revenue, excluding debt service and other revenue.

4 February 11, 2015

COVANTA
Powering Today. Protecting Tomorrow.

Energy Update North America EfW (in millions, except price) 2013A 2014A 2015E Energy Revenue: Energy Sales $298 $325 $305 - $325 Capacity 40 32 ~40 Total $338 $357 $345 - $365 MWh Sold: Contracted 3.6 3.2 3.0 - 3.1 Hedged 0.8 1.4 ~1.2 Market 1.0 1.1 1.5 - 1.6 Total 5.3 5.6 5.7 - 5.9 Revenue per MWh: (1) Contracted $63.92 $67.56 ~$65 Hedged $39.01 $42.87 ~$46 Market $40.88 $49.12 ~$38 Average $56.01 $58.06 ~$54 • 2014 EfW energy revenue drivers vs. 2013: – Same store revenue up 5.2% • Price up $11 million (3.8%), driven by strong Q1 market pricing • Volume-related increase of $7 million due to higher facility uptime • Trends and outlook: – Entering 2015 with 1.7 to 1.8 million MWh of generation at market • EfW: 1.5 to 1.6 million MWh • Biomass: 0.2 million MWh – Current spot and 2015 forward prices both significantly below 2014 levels – Same store market price decline expected to be ~$25 million impact in 2015 • EfW: ~$20 million • Biomass: ~$5 million – Increased EfW generation and capacity revenue driven by service to tip fee contract transitions and Pinellas contract 5 1) Excludes capacity revenue. February 11, 2015 (Unaudited)

Recycled Metals Update North America ($ in millions, except price; tons in thousands) 2013A 2014A 2015E Metals Revenue: Ferrous $56 $65 $40 - $52 Non-Ferrous 17 28 27 - 32 Total $73 $93 $67 - $84 Tons Sold: Ferrous 311 340 345 - 360 Non-Ferrous 20 30 30 - 32 Revenue per Ton: Ferrous $178 $190 ~$130 Non-Ferrous $852 $962 ~$950 Average HMS index price (1) $344 $355 ~$250 • Record recovery in 2014 • 2014 revenue drivers vs. 2013: – Same store revenue changes: • Ferrous and non-ferrous volume up 7% and 52%, respectively • Ferrous and non-ferrous price up 4% and 13%, respectively – Higher ferrous and non-ferrous price per ton due to market prices and recovering higher quality product • Trends and outlook: – Targeting record recovery again in 2015 • Continued payoff from investments – Significant recent weakness in ferrous pricing • February HMS #1 Index expected to set in mid- $200’s per ton, down ~30% from October 2014 • 5-year average HMS #1 Index ~$360 / ton 6 1) Full year 2014 and 2013 average #1 Heavy Melt Steel composite index ($ / gross ton) as published by American Metal Market. The FY 2015E average price represents approximate estimate of Q1 2015 spot price (estimated in mid-$200’s). February 11, 2015 (Unaudited)

Plant Operating Expense and Maintenance Capex Update 7 February 11, 2015 • 2014 summary: – Total EfW maintenance spend (expense + capex) at low end of expected range – typical variability in annual spend • 2014 turbine maintenance program completed according to plan with no major issues – North America EfW other plant operating expenses up 1.0% vs. 2013 on a same store basis • Trends and outlook: – 2015E total EfW maintenance spend consistent with long-term run rate – EfW other plant operating expenses generally increase with inflation • 2015 to benefit from efficiency initiatives • Negatively impacted by reduction in-pass through costs due to service fee contract transitions (Unaudited) Total Company (in millions) 2013A 2014A 2015E Plant Maintenance Expense: North America EfW $218 $227 $230 - $240 Other 16 18 Total $234 $245 Maintenance Capex: North America EfW $79 $88 $95 - $105 Other 8 13 ~15 Total $87 $101 $110 - $120 Total EfW Maintenance Spend $297 $315 $325 - $345 Other Plant Operating Expenses: North America EfW $586 $600 Other 172 210 Total $758 $810

Business Outlook • Managing market challenges in 2015 – Significant energy and metal price decline vs. 2014 – Negative impact from waste and service contract transitions • Executing on key growth drivers – Efficiency initiatives on track to deliver $30 million in Adjusted EBITDA in 2015 – New operating contracts at Pinellas and Durham-York EfW facilities – New York City MTS contract – commencing service at Queens MTS with volumes ramping up throughout 2015 – Construction of Dublin EfW facility – Organic growth – continued focus on special waste and recycled metals • Long-term outlook – Built-in growth via Dublin facility and New York City MTS contract – Service fee (owned) contract transitions approximately net neutral overall after 2015 – Successful track record extending municipal operating contracts – Increasing exposure to energy and metals markets – Free Cash Flow generation supports shareholder returns and continued investment for growth 8 February 11, 2015

Financial Overview 9 February 11, 2015

1,630 1,652 1,682 14 17 49 18 11 20 30 2013 Waste and Service Energy Metals Total Contract Transitions Transactions Construction Other 2014 $ i n M il li o n s 17 Revenue: 2014 vs. 2013 North America EfW Same Store + = (Unaudited) 10 February 11, 2015 + North America EfW

Adjusted EBITDA: 2014 vs. 2013 494 474 15 17 17 5 28 6 2013 One-time Items in 2013 Energy Revenue Metals Revenue Maintenance Expense Contract Transitions Other 2014 $ i n M il li o n s 1) Includes a $21 million reduction in debt service pass through billings. 11 (Unaudited) February 11, 2015 North America EfW Same Store (1)

Free Cash Flow: 2014 vs. 2013 245 240 20 14 29 2013 Adjusted EBITDA Maintenance Capex Other 2014 $ i n M il li o n s 12 (Unaudited) February 11, 2015 (1) 1) Primarily driven by favorable year-over-year comparison of working capital changes: approximately neutral in 2014 vs. significant outflow in 2013.

Adjusted EPS: 2014 vs. 2013 0.38 0.38 0.39 0.06 0.03 0.03 0.01 2013 Operating Income Interest Expense Equity Income Effective Tax Rate 2014 $ 13 (Unaudited) February 11, 2015

2015 Guidance Summary • Adjusted EBITDA ▲ Benefits from efficiency initiatives ▲ New business ▲ Organic growth ▼ Energy and recycled metal price declines ▼Waste and service contract transitions • Free Cash Flow ▼Maintenance capex (Unaudited, in millions) FY 2014 FY 2015 Guidance (1) Adjusted EBITDA $474 $450 - $490 Free Cash Flow $240 $200 - $240 1) As of 2/11/2015. 14 February 11, 2015

Adjusted EBITDA: 2015E vs. 2014 474 2014 Efficiency Initiatives Energy Price Metal Price Waste and Service Fee Contract Transitions New Business Other 2015E $ i n M il li o n s 1) Includes contribution from NYC MTS contract, Pinellas and Durham-York operations, and TSDF acquisition in 2014. 15 (Unaudited) February 11, 2015 $(25) to $(20) +$5 to +$15 $450 to $490 +$30 $(40) to $(10) (1) $(30) to $(10) +$20 to +$25

Free Cash Flow: 2015E vs. 2014 240 2014 Adjusted EBITDA Maintenance Capex Cash Interest Other 2015E $ i n M il li o n s 16 (Unaudited) February 11, 2015 $(20) to $(10) $200 to $240 $(24) to +$16 $(15) to +$25 $(10) to $(5)

Growth Investment Outlook Growth Investments (Unaudited, in millions) FY 2013 Actual FY 2014 Actual FY 2015 Outlook Organic growth investments (1) $ 82 $ 43 ~ $ 50 New York City contract 23 59 ~40 Acquisitions 57 13 - Dublin facility construction — 28 200 - 250 Total growth investments $ 162 $ 143 ~ $ 290 - 340 17 February 11, 2015 1) Organic growth programs are focused primarily on growing our waste revenue, increasing our metal revenue, managing our assets and improving efficiency to reduce cost. This number includes the emissions control system at Essex (total estimated investment of ~$90 million from 2013 to 2016). • Dublin construction primarily funded with offshore cash and project financing – no impact on domestic capital allocation • Strategic acquisitions to be targeted on an opportunistic basis – potential investment not reflected in FY 2015 outlook • Organic growth investments for 2015 include $30 to $40 million for the emissions control system at Essex

Debt Structure 18 February 11, 2015 • Net debt / Adjusted EBITDA: 4.3x • $693 million availability under revolving credit facility As of 12/31/14 (Face Value; $ in millions) Covanta Energy, LLC Revolving Credit Facility due 2019: (2) $1,000 Term Loan due 2019: 198 Equipment Leases due 2024-2026: 62 Domestic Subsidiaries Project Debt: $164 International Subsidiaries (3) Project Debt: $83 Covanta Holding Corporation 7.250% Senior Notes due 2020: $400 6.375% Senior Notes due 2022: 400 5.875% Senior Notes due 2024: 400 Tax-Exempt Corporate Bonds due 2024-2042: (1) 335 Tax-Exempt Corporate VRDBs due 2043: (1) 34 1) The fixed rate and variable rate tax-exempt bonds are obligations of Covanta Holding Corporation and are guaranteed by Covanta Energy, and as such are effectively senior in right of payment to the other indebtedness of Covanta Holding Corporation. 2) As of December 31, 2014, there were $145 million in borrowings and $162 million in letters of credit outstanding under the $1 billion revolving credit facility. 3) Includes Dublin junior term loan funded into escrow ($61 million as of 12/31/14). Remaining undrawn commitments under Dublin senior credit agreement of €250 million.

Tax Outlook • 2015 tax outlook: – Cash taxes expected to be $10 to $15 million • Long-term tax outlook: – Extended expected benefit of Federal tax NOL into late decade – represents significant value for shareholders • Additional NOL unlocked from legal entity restructurings in 2014 • Conclusion of IRS audit provides additional clarity on utilization outlook – PTC and MTC carry-forwards provide partial tax shield past NOL utilization – Under current expectations, not a full taxpayer until after 2020 (Unaudited, in millions) 2012 2013 2014 Book Taxes $32 $40 $18 Cash Taxes (net of refunds) 8 11 11 Difference $24 $29 $7 19 February 11, 2015

Shareholder Returns • Annualized cash dividend is $1.00 per share  4.8% yield (1) – Equates to ~60% payout of 2015E Free Cash Flow (2) • Potential dividend increase to be reviewed annually in December • Over $1 billion of capital returned to shareholders to date (Unaudited, in millions) FY 2010 FY 2011 FY 2012 FY 2013 FY 2014 Share Repurchases $95 $230 $88 $34 $0 Dividends Declared $233 $42 $81 $87 $114 Total Capital Returned $328 $272 $169 $121 $114 Shares Outstanding End of Period 150 136 132 130 133 1) Based on share price of $20.91 as of 2/10/2015. 2) At midpoint of Free Cash Flow guidance provided 2/11/2015. 20 February 11, 2015

Appendix 21 February 11, 2015

Long-term Outlook: Debt Service Revenue 22 Project Debt Repayment (Unaudited, in millions): 2008– 2014 2015 2016 2017 2018 2019 Beyond 2019 Total Principal Payments $872 $37 $14 $15 $16 $11 $72 Total Change in Principal-Related Restricted Funds (188) (6) — — (5) (9) — Net Cash Used for Project Debt Principal Repayment $684 $31 $14 $15 $11 $2 $72 Client Payments for Debt Service: (1) (Unaudited, in millions) 2008– 2014 2015 2016 2017 2018 2019 Beyond 2019 Debt Service Revenue – Principal (1) $342 $9 $3 $3 $2 $— $— Debt Service Revenue – Interest 94 2 1 1 — — — Debt Service Billings in Excess of Revenue Recognized 105 2 5 5 — — — Client Payments for Debt Service (2) $541 $13 $9 $9 $2 $— $— Net Change in Debt Service Billings per Period $(99) $(11) $(4) $— $(7) $(2) $— 1) Includes pass-through lease payments for emission control system (~$4 million per year 2008-2012). 2) Related to Service Fee facilities only. Note: North American operations only. Excludes payments related to project debt refinancing. February 11, 2015

Capitalization Summary 1) Includes debt principal related funds ($25 million as of 12/31/14) and Dublin financing funded into escrow ($61 million as of 12/31/14) 2) Debt balances are presented at principal value, not book value. 3) Net debt is calculated as total principal amount of debt outstanding less cash and cash equivalents and debt service principal-related restricted funds. 4) Ratio is computed for Covanta Holding Corporation. Differs from calculation required under Covanta Energy’s credit facility. See slide 26 for a reconciliation of 2012, 2013, and 2014 Adjusted EBITDA. (Unaudited, in millions) 12/31/2012 12/31/2013 12/31/2014 Cash and Cash Equivalents $ 236 $ 195 $ 91 Restricted Funds (Debt Principal Related) (1) 72 45 86 Corporate Debt: Secured $ 358 $ 404 $ 405 Unsecured 1,595 1,617 1,569 Total Corporate Debt $ 1,953 $ 2,021 $ 1,974 Project Debt 314 235 247 Total Debt (2) $ 2,267 $ 2,256 $ 2,221 Stockholders’ Equity $ 1,055 $ 911 $ 785 Net Debt (3) $ 1,959 $ 2,016 $ 2,044 Availability under Revolving Credit Facility $ 584 $ 519 $ 693 Net Debt / Adjusted EBITDA (4) 3.9x 4.1x 4.3x 23 February 11, 2015

Long-term Outlook: Energy Detail North America EfW Facilities (Unaudited, in millions, except price) 2013A 2014A 2015E 2016E 2017E 2018E 2019E MWh Sold – CVA Share: Contracted 3.6 3.2 3.0 - 3.1 2.9 2.4 2.1 2.1 Hedged 0.8 1.4 ~1.2 0.8 0.2 0.0 0.0 Market 1.0 1.1 1.5 - 1.6 2.7 3.9 4.4 4.4 Total MWh Sold 5.3 5.6 5.7 - 5.9 ~6.4 ~6.5 ~6.5 ~6.5 Market Sales (MWh) by Geography: PJM East 0.6 0.4 0.5 1.7 2.5 2.6 2.6 NEPOOL 0.3 0.3 0.4 0.4 0.7 1.2 1.2 NYISO 0.0 0.0 0.2 0.2 0.2 0.2 0.2 Other 0.1 0.3 0.5 0.5 0.5 0.5 0.5 Total Market Sales 1.0 1.1 1.5 - 1.6 ~2.7 ~3.9 ~4.4 ~4.4 Revenue per MWh: (1) Contracted $63.92 $67.56 ~$65 Average ~$57 / MWh on contracts expiring through 2020 Hedged $39.01 $42.87 ~$46 Market $40.88 $49.12 ~$38 Average Revenue per MWh $56.01 $58.06 ~$54 24 February 11, 2015 Note: hedged generation as presented above reflects only existing hedges. 1) Excludes capacity revenue. • Note: Production estimates for 2015 – 2019 are approximated based on historical operating performance and assume all service fee owned contracts transition to tip fee

Non-GAAP Reconciliation: Adjusted EBITDA & Free Cash Flow – Continuing Operations

(Unaudited, in millions)	Q4 2014	Q4 2013	Full Year 2014	Full Year 2013	Full Year Estimated 2015 [1]
Net (Loss) Income from Continuing Operations Attributable to Covanta Holding Corporation	**$ (4)**	**$27**	**$(6)**	**$45**	**$35 - $60**
Operating loss related to insurance subsidiaries	1	1	2	2	
Depreciation and amortization expense	54	53	212	210	227 – 217
Debt service expense	34	40	147	159	145 – 135
Income tax expense	38	29	18	40	20 – 45
Net (gains) write-offs	-	(1)	64	15	
Pension plan settlement gain	-	-	-	(6)	
Gain related to trust distribution	-	(4)	-	(4)	
Loss on extinguishment of debt	-	-	2	1	
Net income (loss) attributable to noncontrolling interests in subsidiaries	1	-	1	(1)	0 – 2
Other adjustments:					
Debt service billings in excess of revenue recognized	1	-	2	9	
Severance and other restructuring	3	2	9	2	
Non-cash compensation expense	2	3	17	15	
Other non-cash items	1	2	6	7	
Subtotal other adjustments	**7**	**7**	**34**	**33**	**23 – 31**
Total adjustments	**135**	**125**	**480**	**449**	
Adjusted EBITDA	**$131**	**$152**	**$474**	**$494**	**$450 - $490**
Cash interest payments	(44)	(52)	(121)	(123)	
Cash taxes	(3)	(2)	(11)	(11)	
Working capital / other	(8)	(49)	(2)	(36)	
Cash flow provided by operating activities from continuing operations	**$76**	**$49**	**$340**	**$324**	**$310 – $360**
Plus: Cash flow used in operating activities from insurance subsidiaries	1	4	1	8	
Less: Maintenance capital expenditures	(23)	(20)	(101)	(87)	(110) - (120)
Free Cash Flow	**$54**	**$33**	**$240**	**$245**	**$200 - $240**
Shares Outstanding End of Period	133	130	133	130	

1) Guidance as of 2/11/2015.

25 February 11, 2015

COVANTA
Powering Today. Protecting Tomorrow.

Non-GAAP Reconciliation: Adjusted EBITDA – Continuing Operations Full Year (Unaudited, in millions) 2012 2013 2014 Net Income (loss) from Continuing Operations Attributable to Covanta Holding Corporation $134 $45 $(6) Operating loss related to insurance subsidiaries 10 2 2 Depreciation and amortization expense 195 210 212 Debt service expense 145 159 147 Income tax expense 32 40 18 Gain related to trust distribution - (4) - Net (gains) write-offs (57) 15 64 Pension plan settlement expense (gain) 11 (6) - Loss on extinguishment of debt 3 1 2 Net income (loss) attributable to noncontrolling interests in subsidiaries 2 (1) 1 Other adjustments: Debt service billings in excess of revenue recognized 9 9 2 Severance and other restructuring 1 2 9 Non-cash compensation expense 16 15 17 Other non-cash items 6 7 6 Subtotal other adjustments 32 33 34 Total adjustments 373 449 480 Adjusted EBITDA $507 $494 $474 Note: Adjusted EBITDA results provided to reconcile the denominator of the Net Debt / Adjusted EBITDA ratios on slide 23. 26 February 11, 2015

Non-GAAP Reconciliation: Adjusted EPS Q4 Full Year (Unaudited, in millions, except per share amounts) 2014 2013 2014 2013 Continuing Operations - Diluted (Loss) Income Per Share $(0.03) $0.21 $(0.05) $0.35 Reconciling Items 0.09 (0.03) 0.44 0.03 Adjusted EPS $0.06 $0.18 $0.39 $0.38 Reconciling Items Operating loss related to insurance subsidiaries $1 $1 $2 $2 Net (gains) write-offs - (1) 64 15 Severance and other restructuring 3 2 9 2 Pension plan settlement gain - - - (6) Gain related to trust distribution - (4) - (4) Loss on extinguishment of debt - - 2 1 Loss on derivative instruments not designated as hedging instruments - (1) - (1) Effect of foreign exchange loss on indebtedness 1 - 1 - Other - (1) 1 - Total Reconciling Items, pre-tax 5 (4) 79 9 Pro forma income tax impact 2 - (32) (5) ARC purchase accounting adjustment tax impact 4 - 8 - Grantor trust activity 1 - 1 - Total Reconciling Items, net of tax $12 $(4) $56 $4 Diluted EPS Impact from Reconciling Items $0.09 $(0.03) $0.44 $0.03 Weighted Average Diluted Shares Outstanding 131 130 130 130 27 February 11, 2015

Non-GAAP Financial Measures Free Cash Flow Free Cash Flow is defined as cash flow provided by operating activities from continuing operations, excluding the cash flow provided by or used in our insurance subsidiaries, less maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facili ties. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in construction of new projects or make principal payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled for all periods to cash flow provided by operating activities from continuing operations, which we believe to be the most directly comparable measure under GAAP. Adjusted EBITDA We use Adjusted EBITDA to provide further information that is useful to an understanding of the financial covenants contained in the credit facilities of our most significant subsidiary, Covanta Energy, through which we conduct our core waste and energy services business, and as additional ways of viewing aspects of its operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our core business. The calculation of Adjusted EBITDA is based on the definition in Covanta Energy’s credit facilities, which we have guaranteed. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income. Because our business is substantially comprised of that of Covanta Energy, our financial performance is substantially similar to that of Covanta Energy. For this reason, and in order to avoid use of multiple financial measures which are not all from the same entity, the calculation of Adjusted EBITDA and other financial measures presented herein are ours, measured on a consolidated basis for continuing operations, less the results of operations of our insurance subsidiaries. In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA reconciled for all periods to net loss from continuing operations and cash flow provided by operating activities from continuing operations, which are believed to be the most directly comparable measures under GAAP. Adjusted EPS We use the non-GAAP measure of Adjusted EPS to enhance the usefulness of our financial information by providing a measure which management internally uses to assess and evaluate the overall performance and highlight trends in the ongoing business. Adjusted EPS excludes certain income and expense items that are not representative of our ongoing business and operations, which are included in the calculation of Diluted Earnings Per Share in accordance with GAAP. The following items are not all-inclusive, but are examples of reconciling items in prior comparative and future periods. They would include the results of operations of our insurance subsidiaries, write-off of assets and liabilities, the effect of derivative instruments not designated as hedging instruments, significant gains or losses from the disposition or restructuring of businesses, income and loss from discontinued operations, transaction-related costs, income and loss on the extinguishment of debt and other significant items that would not be representative of our ongoing business. In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EPS reconciled for all periods to diluted earnings per share from continuing operations, which is believed to be the most directly comparable measure under GAAP. 28 February 11, 2015